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                                                                Exhibit 23(i)


                        INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Union Planters Corporation on Form S-4 of our report dated February 12, 1993, appearing in the Annual Report on Form 10-K of Tennessee Bancorp, Inc. for the year ended December 31, 1992 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





/s/ DELOITTE & TOUCHE
    Nashville, Tennessee
    January 12, 1994